MID-AMERICA APARTMENT COMMUNITIES, INC.
A self-managed equity REIT

PRESS RELEASE

SUBJECT: MAA ANNOUNCES PROPERTY ACQUISITION

MEMPHIS, Tenn., March 23, 2006: Mid-America Apartment Communities, Inc. (NYSE: MAA) announced today the acquisition of Silverado, an upscale apartment community in Austin, Texas. The community is located in the Cedar Park suburb of Austin, Texas and is adjacent to the 90-acre Brushy Creek Lake Park. The property is located a short distance from the Research Park business center and many of the Austin area’s major employers.

Silverado was developed in 2003 and includes 312 upscale apartment homes. The community encompasses several resort-style amenities including attached and detached garages, a swimming and lap pool, an extensive fitness center, putting green and limited access gates.

Mid-America is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 38,789 apartment units throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Investor Relations at investor.relations@maac.net or call (901) 435-5371. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.